Exhibit 99.1

Contact:
Norma I. Salcido
212.405.6210
norma.salcido@ftgx.com

Ben Billingsley
CooperKatz & Co. for FiberNet
212.455.8008
bbillingsley@cooperkatz.com

FiberNet to Acquire Con Edison Communications

NEW YORK (December 13, 2004) — FiberNet Telecom Group, Inc. (NASDAQ: FTGX), a leading provider of managed network services, announced today that it has signed an agreement to acquire Con Edison Communications (CEC), a subsidiary of Consolidated Edison, Inc. (NYSE: ED) for approximately $37 million in cash. The acquisition of CEC, a company that also provides managed network services in the New York metropolitan area, will more than double FiberNet’s revenues. The Boards of Directors of both FiberNet and Con Edison have approved the transaction. The acquisition is pending regulatory approval from federal, state and municipal authorities.

The combination of FiberNet and CEC creates one of the most extensive telecommunications networks in the tri-state area with a deep reach into enterprise buildings, carrier hotels, central offices and data centers. In acquiring CEC, FiberNet gains access to the Con Edison Company of New York (CECONY) electric conduit system, positioning FiberNet as the only company to extensively use both the electric utility and conventional telecommunications rights-of-way. FiberNet will thereby be able to offer customers true physical diversity to support their business continuity and disaster recovery needs, ensuring the transmission of mission-critical communications traffic.

The combined companies will strategically focus on designing, implementing and managing private networks and high performance data services that meet today’s demanding requirements for reliability and superior quality of service. Together, FiberNet and CEC currently serve more than 400 customers, comprising global telecommunications carriers and Fortune 500 corporations, including major financial institutions, the world’s leading trading exchanges and other sophisticated data networking users. Combined network assets will include almost 80,000 fiber miles and access to 190 buildings in New York and Los Angeles, including 18 central offices, 22 carrier hotels and 150 commercial buildings.

“With our full-service platform of products and services, we are ideally positioned to offer both enterprise and carrier customers end-to-end managed network services with unmatched customer service and performance,” said Michael Liss, FiberNet President and CEO. He added, “This acquisition expands and diversifies our business into the enterprise arena. The complementary aspects of our capabilities will allow us to benefit from significant synergies and cost savings, improving our profitability and marketplace strength.”

Stephen B. Bram, Con Edison Group President, Energy and Communications, said, “We are very pleased that FiberNet has agreed to acquire Con Edison Communications. FiberNet has an excellent reputation as a reliable network operator and for maintaining a high level of customer service. These attributes were extremely important to Con Edison as we considered the sale of the business.”

Peter Rust, President and CEO of Con Edison Communications, said, “Joining forces with FiberNet is a major win for our customers. Combining our strengths in the enterprise market with FiberNet’s successful carrier business is complementary for both entities and will create a stronger, better-positioned competitor in the marketplace. Our customers will continue to benefit from our highly reliable network and quality customer care without interruption, while gaining access to additional products, services and network reach as the business grows.”

To ensure the continuity of superior customer service and technical capabilities, key employees of CEC will become employees of FiberNet. The new management team will comprise executives from both FiberNet and CEC, leveraging each company’s respective strengths. Liss, FiberNet’s CEO for the past five years, will remain Chairman after the acquisition. Jon A. DeLuca, currently FiberNet’s Senior Vice President – Finance and Chief Financial Officer, will become President and CEO; Edward Granaghan, currently FiberNet’s Vice President of Finance, will succeed DeLuca as CFO; and Peter Rust, CEC’s President and CEO, will lead the business’s focus on the enterprise market as President of FiberNet Enterprise Services, a wholly-owned subsidiary. Richard E. Sayers, recently appointed Vice Chairman of the FiberNet Board of Directors, will continue in that role.

Under the terms of the agreement, FiberNet will pay approximately $37 million in cash to purchase the equity of Consolidated Edison Communications. FiberNet will finance the transaction through the issuance of convertible preferred stock. The transaction will financially strengthen the combined company and provide a solid platform to roll out innovative services, organically grow and make other strategic acquisitions. Based upon current results, approximately 63% of the combined company’s revenues will be from telecommunications carriers, and 37% will be from enterprise customers. In the first nine months of 2004, FiberNet posted $23.7 million in revenues, excluding a non-recurring arbitration award. CEC recorded $23.9 million in revenues during the same period.

“We have consistently articulated our strategy of strengthening our position as the leading metro player in New York City and in having FiberNet consolidate the sector on a national basis,” Liss continued. “The acquisition of Con Edison Communications is a major building block in executing this strategy, and we are currently pursuing additional opportunities to advance these goals.”

FiberNet Teleconference:

FiberNet will hold a teleconference today, Monday, December 13, 2004, at 11:00 a.m. EST. To participate in the teleconference please call: 800-659-2056, and from outside the U.S. call 617-614-2714 and enter pass code 68539583.

A replay of the teleconference will be available beginning Monday, December 13, 2004, 1:00 p.m. EST through Monday, December 27, 2004. To listen to the replay by phone, call 888-286-8010 and enter pass code 80066171. From outside the U.S. please call 617-801-6888 and enter the pass code.

About Con Edison Communications:

Con Edison Communications (CEC), a subsidiary of Consolidated Edison, Inc., offers a comprehensive range of broadband data communications products and services designed to meet today’s demanding needs for business continuity and disaster recovery. CEC designed and built the New York metro area’s only truly diverse fiber-optic network. The company serves the enterprise and carrier markets. For additional information about CEC, visit the Company’s website at www.conedcom.com.

About Consolidated Edison, Inc:

Consolidated Edison, Inc. is one of the nation’s largest investor-owned energy companies, with $10 billion in annual revenues and $22 billion in assets. The company provides a wide range of energy-related products and services to its customers through its two regulated utility subsidiaries and its four competitive energy and telecommunications businesses. For additional financial, operations and customer service information, visit Consolidated Edison, Inc.’s website at www.conedison.com.

About FiberNet Telecom Group, Inc.:

FiberNet Telecom Group, Inc. deploys, owns and operates fiber-optic networks in the two gateway markets of New York/New Jersey and Los Angeles, designed to provide comprehensive broadband connectivity to other telecommunications service providers and enterprise customers for data, voice and video transmissions. FiberNet’s networks provide an advanced, high bandwidth, fiber-optic solution to support the demand for network capacity and to facilitate the interconnection of multiple carriers’ and customers’ networks. For additional information about FiberNet, visit the Company’s website at www.ftgx.com.

The historical results of Consolidated Edison Communications Holding Company, Inc. contained herein have been provided to us and reflect unaudited financial information compiled by its parent company, Consolidated Edison, Inc. We have not verified the accuracy of this information and until such time that an audit is completed, such information should not be relied upon for investment purposes or otherwise.

Various remarks that we may make about FiberNet’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Such remarks are valid only as of today, and we disclaim any obligation to update this information. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in FiberNet’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission.

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